Exhibit 10.12

EXECUTION VERSION

Amendment to Investment Management Trust Agreement

This Amendment to Investment Management Trust Agreement (this “Amendment”), dated as of January 3, 2019, is by and between Federal Street Acquisition Corp., a Delaware corporation (“FSAC”) and Continental Stock Transfer & Trust Company (“Continental”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Trust Agreement (as defined below).

WHEREAS, reference is hereby made to: (i) the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2018, by and among FSAC, Agiliti Holdco, Inc., and the other parties thereto (the “A&R Merger Agreement”), (ii) FSAC’s final prospectus as filed with the Securities and Exchange Commission (“SEC”) and declared effective on July 18, 2017 relating to FSAC’s initial public offering (the “Prospectus”), (iii) FSAC’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 10, 2018 as supplemented by FSAC’s Proxy Supplement on Schedule 14A filed with the SEC on December 20, 2018 (the “Proxy Statement”), (iv) the Underwriting Agreement, dated as of July 18, 2017, by and among Citigroup Global Markets Inc. (“Citi”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”, and together with Citi, the “Underwriters”) and FSAC (the “Underwriting Agreement”), (v) the Investment Management Trust Agreement, dated as of July 18, 2017, by and among FSAC and Continental (the “Trust Agreement”, and together with the A&R Merger Agreement, the Proxy Statement, the Prospectus, the Underwriting Agreement, the “Agreements”), (vi) the letter agreement, dated as of January 3, 2019, by and between BAML and FSAC (the “BAML Fee Acknowledgement” and the amount owed to BAML after giving effect thereto, the “BAML Revised Deferred Discount”)) and (vii) the letter agreement, dated as of January 3, 2019, by and between Citi and FSAC (the “Citi Fee Acknowledgement” and together with the BAML Fee Acknowledgement, the “Fee Acknowledgements” and the amount owed to Citi after giving effect to the Citi Fee Acknowledgment, the “Citi Revised Deferred Discount”)).

WHEREAS, the Trust Agreement provides, among other things, that a portion of the Property equal to $14,000,000, or $16,100,000 if the Underwriters’ over-allotment option is exercised in full, is attributable to the deferred underwriting discounts and commissions that will be payable by the Company to the Underwriters upon and concurrently with the consummation of the Business Combination;

WHEREAS, such portion of the Property is defined in the Trust Agreement as the “Deferred Discount”;

WHEREAS, pursuant to the Fee Acknowledgements , FSAC and the Underwriters agreed that, notwithstanding anything to the contrary in the Agreements and certain other agreements by and among FSAC, Citi and BAML, the Deferred Discount for all purposes of the Trust Agreement shall equal the sum of the BAML Revised Deferred Discount and the Citi Revised Deferred Discount (such sum, the “Revised Deferred Discount”);

WHEREAS, the Trust Agreement provides that, unless otherwise agreed between the Company and the Underwriters, the Instruction Letter shall provide that the Deferred Discount be paid directly to the account or accounts directed by the Underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person;

WHEREAS, pursuant to the Fee Acknowledgements, FSAC and the Underwriters agreed that the Deferred Discount shall be payable by FSAC to the extent that there are insufficient funds then existing in the Trust Account; and

WHEREAS, in connection with the foregoing, the parties hereto desire to amend the Trust Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      The penultimate recital set forth in the Trust Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to the Revised Deferred Discount is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the

Underwriters upon and concurrently with the consummation of the Business Combination (as defined below) (the “Deferred Discount”).”

2.                                      Section 2(h) of the Trust Agreement is hereby deleted in its entirety.

3.                                      All terms, conditions, provisions of the Trust Agreement that are not specifically amended herein shall remain in full force and effect and shall not be altered by the provisions hereof.

4.                                      Continental hereby acknowledges and agrees that, pursuant to the Fee Acknowledgements, FSAC and the Underwriters have agreed that, notwithstanding anything to the contrary in the Agreements (including the Trust Agreement), the Revised Deferred Discount shall be payable by FSAC to the extent that there are insufficient funds then existing in the Trust Account.

5.                                      This Amendment may not be amended or waived except by an instrument in writing signed by each party hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission (including “.pdf”, “.tiff” or similar format) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

FSAC:

FEDERAL STREET ACQUISITION CORP.

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Chief Financial Officer

[Signature Page to the Amendment to Investment Management Trust Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

CONTINENTAL:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Francis E. Wolf Jr.
Name:	Francis E. Wolf
Title:	Vice President

[Signature Page to the Amendment to Investment Management Trust Agreement]